Exhibit 99

First Indiana Corporation to Host Conference Call on First Quarter 2004 Results

INDIANAPOLIS, April 5 /PRNewswire-FirstCall/ -- First Indiana Corporation will review first quarter 2004 results in a conference call for investors and analysts on Wednesday, April 21, 2004, beginning at 8:00 a.m. EST (Indiana time). Marni McKinney, Vice Chairman and Chief Executive Officer; and William J. Brunner, Chief Financial Officer, will host the call.

To participate, please call (800) 278-9857 and ask for First Indiana First Quarter 2004 earnings. A replay of the call will be available from 11:00 a.m. EST (Indiana time) on Wednesday, April 21, through midnight, Wednesday, April 28. To hear the replay, call (800) 642-1687 and use conference ID: 6537468.

A copy of First Indiana’s news release announcing its earnings is scheduled to be available on the company’s website, www.firstindiana.com, under the “Investor Relations” section, the evening of April 20, 2004.

First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis, and Somerset, an accounting and consulting firm. Founded in 1915, First Indiana Bank is a national bank with 33 offices in Central Indiana, plus construction and consumer loan offices in Indiana, Arizona, Florida, Illinois, North Carolina, and Ohio. First Indiana also originates consumer loans in 47 states through a national independent agent network. Through Somerset and FirstTrust Indiana, First Indiana offers a full array of tax planning, accounting, consulting, retirement and estate planning, and investment advisory and trust services. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.

SOURCE First Indiana Corporation

-0- 04/05/2004

/CONTACT: Beth Copeland - Media, +1-317-269-1395, or William J. Brunner - Shareholders & Analysts, +1-317-269-1614, both of First Indiana Corporation/ /Web site: http://www.firstindiana.com / (FINB)

CO: First Indiana Corporation ST: Indiana IN: FIN SU: CCA MAV